Exhibit 10.2

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY DEBENTURE OR ANY SECURITIES ISSUED IN EXCHANGE OR AS REPAYMENT FOR THIS DEBENTURE.

CHINA DIGITAL MEDIA CORPORATION
DEBENTURE

$_________.00_________, 2006

FOR VALUE RECEIVED, China Digital Media Corporation, a Nevada corporation (the “Company”) with its principal executive office at 2505-06, 25/F, Stelux House, 698 Prince Edward Road East, Kowloon, Hong Kong, promises to pay to the order of _________, at ________________ (the “Payee” or the “Holder”) or registered assigns on the earlier of: (i) eighteen months from the date hereof or (ii) the date of a closing of a firm underwritten public offering of securities pursuant to a registration statement filed by the Company under the Act (“Public Offering”) of the Company’s common stock (the “Common Stock”) or other securities (the “Maturity Date”) the principal amount of _________ Dollars ($______) (the “Principal Amount”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Debenture shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

Upon written request and until the Debenture is repaid in full, the Holder shall have the option to convert, in whole or in part, the Debenture into securities of the Company at the Conversion Price, which initially shall be $.45 per share of Common Stock (the “Conversion Price”).

Prior to the Maturity Date, if the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

In the event the Company has a dissolution event, change in control, a merger or sale of all or substantially all of the assets of the Company (a “Major Transaction”), then the Debenture holders shall have the option to demand payment of the principal and any accrued interest on this Debenture and such payment shall be made within 20 days of such event, or the Debenture holder may convert this Debenture as per the terms of this Debenture provided for herein.

Any payment by the Company pursuant to this Debenture shall be made without set-off or counterclaim and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Debenture and (ii) agrees, in the event of an Event of Default, to pay to the holder of this Debenture, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Debenture.

In consideration for the loan represented by this Debenture, the Company shall issue to the Payee, simultaneously herewith, a warrant to purchase shares of the Company’s Common Stock as provided in the Warrant Agreement of even date herewith.

Except as provided herein, the principal and interest is to be paid in cash.

1. The Offering. This Debenture is part of a Unit issue (the “Offering”) conducted by the Company totaling $4,100,000.

2. Computation of Interest.

A. Base Interest Rate. Subject to subsections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of 4% per annum from the date hereof until the Maturity Date. Accrued interest will be due and payable in cash on June 30, 2007 and December 31, 2007 with the balance payable on the Maturity Date. Interest shall be based on a 360 day year.

B. Penalty Interest. In the event the Debenture is not repaid on the Maturity Date, the Debentures will accrue interest payable in cash and monthly at the simple rate of 1.5% per month until the principal and accrued interest has been paid in full; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2C below.

C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Debenture (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Debenture to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Debenture exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

3. Covenants of Company

A. Affirmative Covenants. The Company covenants and agrees that, so long as this Debenture shall be outstanding, it will perform the obligations set forth in this Section 3A:

(i) Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, except where the failure to comply would not have a material adverse effect on the Company; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested;

(ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents; and

(v) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

(a) the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

(b) the delivery of any notice effecting the acceleration of any indebtedness in excess of $100,000.

B. Negative Covenants. The Company covenants and agrees that, so long as this Debenture shall be outstanding, it will perform the obligations set forth in this Section 3B:

(i) Liquidation, Dissolution, etc. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except in which its current shareholders do not own at least 51% of the outstanding shares of the surviving corporation or entity and except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation or if the primary purpose of the merger was to incorporate in another state and no Event of Default shall occur as a result thereof);

(ii) Redemptions. The Company will not redeem or repurchase any outstanding equity securities of the Company, except as may be required by law to ameliorate prior securities issuances, and excluding any securities held by the Holder;

(iii) Transactions with Affiliates. Except as set forth in the Commission Documents, the Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated directly or indirectly with the Company (including officers, directors and shareholders owning 5% or more of the Company’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company.

(iv) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

4. Events of Default

A. The term “Event of Default” shall mean any of the events set forth in this Section 4A:

(i) Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest of this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise.

(ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for thirty (30) days after notice thereof.

(iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B, which default shall continue uncured for thirty (30) days after notice thereof.

(iv) Bankruptcy, Insolvency, etc. The Company shall:

(a) admit in writing its inability to pay its debts as they become due, excluding such debts in existence on the date of the closing of the Offering;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

(v) Cross-Default. The Company shall default in the payment when due, after the expiration of all cure periods, of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000.

(vi) Non-Performance of Subscription Agreement. The Company shall default in the due observance or performance of any of its obligations set forth in the Subscription Agreement dated as of November ___, 2006, which default would have a Material Adverse Effect and shall continue uncured for thirty (30) days after notice thereof.

B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (e) of Section 4A shall occur, the outstanding principal amount of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (e) of Section 4A) shall occur for any reason, whether voluntary or involuntary, and be continuing, for 30 days after notice [except for an Event of Default pursuant to Section 4.A.(i), which shall have no notice period], the Holder may, upon notice to the Company, declare all or any portion of the outstanding principal amount of the Debenture, together with interest accrued thereon, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

5.  ANTI-DILUTION PROVISIONS. Subject to the provisions of Section l hereof, the Conversion Price in effect at any time and the number and kind of securities purchasable upon the conversion of the Debentures shall be subject to adjustment from time to time upon the happening of certain events as follows:

(A) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action with an appropriate adjustment in the number of shares purchasable hereunder as described in Subsection (F). Such adjustment shall be made successively whenever any event listed above shall occur.

(B)  Subject to the provisions of Subsection (F) below, in case the Company shall fix a record date for the issuance of rights or debentures to all of the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the “Subscription Price”) less than the Conversion Price on such record date, the Conversion Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or debentures are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or debentures; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or debentures the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or debentures been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

(C) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or debentures (excluding those referred to in Subsection (2) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or debentures, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(D) Subject to the provisions of Subsection (F) below, in case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (a) in any of the transactions described in Subsection (A) above, (b) upon exercise of options, debentures, convertible preferred stock, and convertible debentures outstanding as of the date hereof, (c) to shareholders of any corporation acquired by the Company or which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (d) issued in a bona fide public offering pursuant to a firm commitment underwriting, (e) upon the issuance of shares of Common Stock (or Common Stock equivalents) to the Company’s employees, directors, and consultants for services rendered to the Company, not to exceed an aggregate of 10% of the sum of (i) the number of shares of Common Stock outstanding plus (ii) the number of shares underlying the Debentures (as defined in the Subscription Agreement); provided, however, that the Company shall not issue any shares of Common Stock (or Common Stock equivalents) to its executive officers, directors or 5% or greater shareholders until such time as the Registration Statement registering the shares underlying the debentures has been continuously effective (excluding reasonable periods required for material updates) for a period of six months and thereafter, with regard to its executive officers, directors and 5% or greater shareholders, the Company shall issue no more than one tenth of the amount of Common Stock (or Common Stock equivalents) permitted hereunder during any fiscal quarter, and (f) issued to financial institutions in connection with financing arrangements) for a consideration per share (the “Offering Price”) less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

(E) Subject to the provisions of Subsection (F) below, in case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (B), (C), and (D) above) initially deliverable upon conversion or exchange of such securities less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

(F) Whenever the Conversion Price payable upon conversion of each Debenture is adjusted pursuant to Subsections (A), (B), (C), (D) and (E) above, the number of Shares purchasable upon conversion of this Debenture shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon conversion of this Debenture by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

(G) For purposes of any computation respecting consideration received pursuant to Subsections (D) and (E) above, the following shall apply:

(i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (G)).

(H)  For the purpose of any computation under Subsections (B), (C), (D) and (E) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section 5(M) hereof except that the current market price per share shall be deemed to be the higher of (i) the average of the closing prices for 30 consecutive business days before such date or (ii) the closing price on the business day immediately preceding such date.

(I)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (I) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (5) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (5) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Section (5), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Debentures).

(J)  Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly but no later than 30 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Conversion Price and adjusted number of Shares issuable upon conversion of each Debenture, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Debenture Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 30 days of a request by the Holder, the failure of which causes the Holder material damage, then notwithstanding the provisions of this Section (5), the Conversion Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Debenture, and the number of shares issuable upon conversion of this Debenture shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 5(J), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(K) In the event that at any time, as a result of an adjustment made pursuant to Subsection (A) above, the Holder of this Debenture thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (A) to (K), inclusive above.

(L) Irrespective of any adjustments in the Conversion Price or the number or kind of shares purchasable upon conversion of this Debenture, Debentures theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Debentures initially issuable pursuant to this Agreement.

(M) Current market value of a share shall be determined as follows:

(1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Global Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

(2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Capital Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Warrant; or

(3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

6. Miscellaneous.

A. Ownership Cap and Conversion Restriction. Notwithstanding anything to the contrary set forth in this Debenture, at no time may a Holder exercise this Debenture if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (pursuant to Section 6E hereof) (the "Waiver Notice") that such Holder would like to waive this Section 6A with regard to any or all shares of Common Stock issuable upon exercise of this Debenture, this Section 6A will be of no force or effect with regard to all or a portion of the Debenture referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Debenture.

B. Parties in Interest. All covenants, agreements and undertakings in this Debenture binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

C. Governing Law. This Debenture shall be governed by the laws of the State of New York as applied to contracts entered into and to be performed entirely within the State of New York.

D. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEBENTURE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS DEBENTURE.

E. Notice. All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally, by a reputable overnight messenger, or by receipted facsimile transmission, addressed as follows:
to the Company:

China Digital Media Corporation
Room 2205-06, 25/F, Stelux House,
698 Prince Edward Road East
Kowloon, Hong Kong
Attention: Ng Chi Shing (a.k.a. Daniel Ng), President and Chief Executive Officer
Facsimile: 852-30073438

to the Payee:
As set forth in the Subscription Agreement between Payee and the Company of even date herewith.

F. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

7. Registration Rights

The Holders of this Debenture shall have the registration rights set forth in Section 5(c) of the Subscription Agreement.

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.

CHINA DIGITAL MEDIA CORPORATION

By:________________________________
Ng Chi Shing (a.k.a. Daniel Ng), President and Chief Executive Officer